Exhibit 21
HARRIS CORPORATION
SUBSIDIARIES AS OF AUGUST 29, 2017
(100% direct or indirect ownership by Harris Corporation, unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Harris Atlas Systems LLC *	Abu Dhabi, UAE
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Canada Systems, Inc.	Canada
Harris Cayman Ltd.	Cayman Island
Harris Communications (Australia) Pty. Ltd.	Australia
Harris Communications Bahrain Co. W.L.L.	Bahrain
Harris Communications MH Spain, S.L.	Spain
Harris Communications FZCO	Dubai, UAE
Harris Communications GmbH	Germany
Harris Communications Honduras S.A. de C.V.	Honduras
Harris Communications Limited	Hong Kong
Harris Communications Malaysia Sdn. Bhd.	Malaysia
Harris Communications Pakistan (Private) Limited.	Pakistan
Harris Comunicaçoes Participaçoes do Brasil Ltda.	Brazil
Harris Communications (Spain), S.L.	Spain
Harris Communications Systems India Private Limited	India
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris Holdco LLC	Delaware
Harris International Inc.	Afghanistan
Harris International, Inc.	Delaware
Harris International Chile Limitada	Chile
Harris International Holdings, LLC	Delaware
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris Norge AS	Norway
Harris NV	Belgium
Harris Pension Management Limited	United Kingdom
Harris Salam *	Qatar
Harris Solid-State (Malaysia) Sdn. Bhd.	Malaysia
Harris Solutions NY, Inc.	New York
Harris Systems Limited	United Kingdom
Applied Kilovolts Group Holdings Limited	United Kingdom
Applied Kilovolts Limited	United Kingdom
CR MSA, LLC	Delaware
Defence Investments Limited	United Kingdom
Eagle Technology, LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
EDO (UK) Ltd.	United Kingdom
EDO LLC	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Western Corporation	Utah
Exelis Arctic Services	Delaware
Exelis Australia Holdings Pty Ltd.	Australia
Exelis Australia Pty Ltd.	Australia
Harris C4i Pty Ltd.	Australia
Harris Defence Ltd.	United Kingdom
Exelis Holdings Inc.	Delaware
Exelis Luxembourg Sarl.	Luxembourg
Harris Orthogon GmbH	Germany
Exelis Visual Information Solutions BV	Netherlands
Exelis Visual Information Solutions GmbH	Germany
Exelis VIS KK	Japan
Exelis Visual Information Solutions France SARL	France
Exelis Visual Information Solutions SRL	Italy
Exelis Visual Information Solutions UK Limited	United Kingdom
Exelis Visual Information Solutions, Inc. *	Colorado
Felec Services, Inc.	Delaware
HAL Technologies, LLC	Delaware
Hunan Carefx Information Technology, LLC	China
Manu Kai, LLC *	Hawaii
Maritime Communication Services, Inc.	Delaware
Melbourne Leasing, LLC	Florida
NexGen Communication, LLC	Virginia
Nextgen Equipage Fund, LLC	Delaware
Pine Valley Investments, LLC	Delaware
PT CapRock Communications Indonesia *	Indonesia
SARL Assured Communications	Algeria
S.C. Harris Assured Communications SRL	Romania
SpaceLink Systems, Inc.	Texas
SpaceLink Systems, LLC	Delaware
Sunshine General Services, LLC	Iraq

*	Subsidiary of Harris Corporation less than 100% directly or indirectly owned by Harris Corporation.